EXHIBIT 99.1

Cadence Bancorp, LLC Announces the Acquisition of Encore Bancshares, Inc.

Bank to Leverage Growth Opportunities in Texas

HOUSTON, March 6, 2012 (GLOBE NEWSWIRE) -- Cadence Bancorp, LLC announced today that it has entered into a definitive agreement to purchase Encore Bancshares, Inc. (Nasdaq:EBTX) in an all-cash transaction. Under terms of the definitive agreement, Cadence will pay $20.62 per share, or approximately $250 million for the approximately 12.1 million outstanding shares of Encore, equating to 2.4x price to tangible book value multiple. Certain members of the Board of Directors of Encore have provided proxies in support of the transaction.

"When we looked at potential partners in Houston, Encore Bancshares stood out," said Paul B. Murphy, Jr., Chief Executive Officer of Cadence Bancorp.   "Encore is a solid franchise with a strategically located branch network, experienced bankers and an enviable customer base.  As with many banks, they weathered difficult times and have proven what a great team of bankers can accomplish. With this transaction, Cadence is positioned as a major player in the valued Houston market where we plan to continue to grow and expand. We are delighted to have the Encore banking team as part of our forward momentum."

"This is a very attractive opportunity for our shareholders, customers and bankers," said James S. D'Agostino, Jr., Chairman and CEO of Encore Bancshares, Inc. "Encore is a tremendous company, and we believe that the team at Cadence will only enhance what we have built."

Encore has 12 banking offices in the Houston region.  As of December 31, 2011, Encore Bancshares reported total assets of $1.6 billion, total loans of $1.0 billion, and total deposits of $1.1 billion. Cadence has more than 100 banking locations in five southeastern states—Florida, Georgia, Alabama, Mississippi, and Tennessee—and Texas. As of December 31, Cadence reported total assets of $3.9 billion, total loans of $2.3 billion and total deposits of $3.1 billion. Encore will become part of privately held Cadence Bancorp. Headquartered in Houston, Cadence Bancorp was formed in 2010 to invest in community banks that could benefit from sophisticated banking products and services, as well as experienced bankers who thrive on customer service.  Cadence raised $1.0 billion in equity capital in 2010 from large institutional investors, including university endowments and pension funds. The management team and Board of Directors have deep experience in growing successful banking franchises.

Added Murphy: "We looked thoughtfully at the business synergies that could be developed by joining with Encore. Our capabilities with expanded products and services coupled with their customer base is a natural fit for leveraging our infrastructure. We know many of their clients and look forward to working with them. Encore's profitable Linscomb & Williams wealth management and Trust groups with over $2.8 billion in assets under management, as well as Town & Country Insurance, will be strong assets for our customers and will provide additional opportunities for us to expand in those segments."

The transaction has been approved by the Boards of Directors of both companies and is expected to close during the second half of 2012. The transaction is subject to customary conditions including shareholder and regulatory approvals.

"The customers of Encore are going to be extremely pleased with the technology we provide, our robust products, and our desire to grow deposits," said Hank Holmes, President of Cadence Bank in Houston. "We are anxious to work with the business owners and individuals who want an enthusiastic partner for their banking and to continue providing the excellent customer service existing Encore clients are accustomed to. Additionally, our current Cadence customers will benefit from a great network of banking locations."

Goldman, Sachs & Co. served as financial advisor to Cadence. Sandler O'Neill + Partners served as financial advisor to Encore.

About Cadence Bancorp, LLC

Cadence Bancorp, LLC (CBC), formerly Community Bancorp, LLC, is a bank holding company headquartered in Houston, Texas. CBC raised equity capital commitments of $1.0 billion in 2010 for the purpose of making investments in the U.S. banking sector, with a particular focus on community banks that are well positioned to benefit from the equity capital, management and industry expertise CBC can provide. Today, through Cadence Bank, N.A., headquartered in Birmingham, Alabama, CBC has over 100 locations in six states, including Florida, Georgia, Alabama, Mississippi, Tennessee and Texas. As an extremely well-capitalized financial organization, CBC is intent on supporting the economic growth of the communities it serves. Through exceptional customer service, relevant products and services, a disciplined credit and risk management framework, cost controls, and the implementation of enhanced technology, CBC has become a strong regional bank.

About Encore Bancshares, Inc.

Encore Bancshares, Inc., is a financial holding company headquartered in Houston, Texas, and offers a broad range of banking, wealth management and insurance services through Encore Bank, N.A., and its affiliated companies. Encore Bank operates 12 private client offices in the greater Houston area. Headquartered in Houston, and with $1.5 billion in assets, Encore Bank builds relationships with professional firms, privately-owned businesses, investors and affluent individuals. Encore Bank offers a full range of business and personal banking products and services, as well as financial planning, wealth management, trust and insurance products through its trust division, Encore Trust, and its affiliated companies, Linscomb & Williams, and Town & Country Insurance. Products and services offered by Encore Bank's affiliates are not FDIC insured. The company's common stock is listed on the NASDAQ Global Market under the symbol "EBTX".

The Encore Bancshares, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4257

FORWARD LOOKING STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause Cadence's or Encore's actual results, performance, or achievements to be materially different from any expected future results, performance, or achievements. Forward-looking statements speak only as of the date they are made and neither Cadence nor Encore assumes any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Cadence and Encore, including future financial and operating results, the new company's plans, objectives, expectations and intentions and other statements that are not historical facts. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, the ability to promptly and effectively integrate the businesses of Encore and Cadence; the reaction of the companies' customers to the transaction and diversion of management time on merger-related issues. For more information, see the risk factors described in Encore's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission (the "SEC").

ADDITIONAL INFORMATION

Encore will be filing a proxy statement and other relevant documents concerning the merger with the SEC. This communication does not constitute a solicitation of any vote or approval. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors will be able to obtain these documents free of charge at the SEC's Web site (www.sec.gov). In addition, documents filed with the SEC by Encore will be available free of charge from Encore at www.encorebank.com under the tab "About Encore" then under the tab "Investor Relations" and then under the tab "SEC Filings."

The directors, executive officers, certain other members of management and employees of Encore are participants in the solicitation of proxies in favor of the merger from the shareholders of Encore. Information about the directors and executive officers of Encore is included in the proxy statement for its 2011 annual meeting of shareholders, which was filed with the SEC on April 12, 2011. Additional information regarding the interests of such participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

CONTACT: Sarah Peterson, EVP
         Cadence Bancorp
         713-871-3909
         Or
         Danielle Kernell, VP
         Cadence Bancorp
         713-871-4051
         281-536-5755 (cell)

         James S. D'Agostino, Jr., Chairman & CEO
         Encore Bancshares, Inc.
         713-787-3103